SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Helios and Matheson Analytics Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 3, 2017

To our stockholders:

You are cordially invited to attend the Annual and Special Meeting of Stockholders of Helios and Matheson Analytics Inc. on October 27, 2017. The meeting will begin promptly at 10:00 a.m. local time at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118.

The official Notice of Annual and Special Meeting of Stockholders, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the Notice of the Annual and Special Meeting of Stockholders are described in detail in the proxy statement.

The vote of every stockholder is important. Whether or not you plan to attend the Annual and Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement.

Sincerely,

HELIOS AND MATHESON ANALYTICS INC.

/s/ Theodore Farnsworth__________________ Theodore Farnsworth, Chief Executive Officer

HELIOS AND MATHESON ANALYTICS INC.
EMPIRE STATE BUILDING 350 FIFTH AVENUE
NEW YORK, NEW YORK 10118

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 27, 2017

To the stockholders of HELIOS AND MATHESON ANALYTICS INC.

PLEASE TAKE NOTICE that an Annual and Special Meeting (the “Annual Meeting”) of Stockholders of Helios and Matheson Analytics Inc. (the “Company”) will be held at 10:00 a.m. local time, on October 27, 2017, at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 for the following purposes:

1.	to vote on the election of five directors to serve until the Annual Meeting of Stockholders in 2018 and until their respective successors are duly elected and qualified;

2.	to vote on the ratification of the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of the Company for the year ending December 31, 2017;

3.	to vote on a proposal, on an advisory basis, to approve the compensation of our named executive officers;

4.

to the extent required by Nasdaq Listing Rule 5635(d), to approve the issuance of shares of common stock of the Company upon conversion or exercise or otherwise pursuant to the terms of the Senior Secured Convertible Notes and the Warrant to Purchase Common Stock issued to an institutional investor on August 16, 2017 (the “Note Financing Proposal”);

5.	to the extent required by Nasdaq Listing Rule 5635(c), to approve the issuance of equity compensation to certain officers and directors (the “Equity Compensation Proposal”);

6.

to approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Annual Meeting ( the “Adjournment Proposal”); and

7.	to transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 25, 2017 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

You may vote in person or by proxy. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual and Special Meeting, please cast your vote as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the internet or by telephone. It is convenient and it saves us significant postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

 By:/s/ Stuart Benson___________________

       Stuart Benson

       Chief Financial Officer and Secretary

October 3, 2017

New York, New York

PROXY STATEMENT

FOR THE 2017 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

●	About The Meeting: Questions and Answers and Procedural Matters– page 1

●	Governance of the Company – page 7

●	Proposal 1 — Election of Directors – page 12

●	Executive Compensation and Related Information – page 16

●	Security Ownership of Certain Beneficial Owners and Management – page 19

●	Proposal 2 – Approval of Appointment of Independent Registered Public Accounting Firm – page 20

●	Proposal 3 – Approval, on advisory basis, the compensation of our named executive officers – page 22

●	Report of the Audit Committee – page 23

●	Proposal 4 – The Note Financing Proposal – page 24

●	Proposal 5 – The Equity Compensation Proposal – page 35

●	Proposal 6 – Adjournment Proposal – page 37

●	Certain Relationships and Related Transactions – page 38

●	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 40

●	Other Matters – page 40

●	Form of Proxy Card – Annex A

HELIOS AND MATHESON ANALYTICS INC.

PROXY STATEMENT

FOR THE ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. local time on October 27, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Helios and Matheson Analytics Inc. (the “Company,” “we,” “us” and “our”) is soliciting proxies for an Annual and Special Meeting of Stockholders and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at Empire State Building, 350 Fifth Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 on October 27, 2017, at 10:00 a.m. local time. This proxy statement and the accompanying form of proxy card are first being mailed on or about October 3, 2017 to all stockholders of record on September 25, 2017.

The information provided below is a summary of the information included in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are six proposals scheduled to be voted on at the Annual Meeting:

1.	to vote on the election of five directors to serve until the Annual Meeting of Stockholders in 2018 and until their respective successors are duly elected and qualified;

2.	to vote on the ratification of the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of the Company for the year ending December 31, 2017;

3.	to vote on a proposal, on an advisory basis, to approve the compensation of our named executive officers;

4.

to the extent required by Nasdaq Listing Rule 5635(d), to approve the issuance of shares of common stock of the Company upon conversion or exercise or otherwise pursuant to the terms of the Senior Secured Convertible Notes and the Warrant to Purchase Common Stock issued to an institutional investor on August 16, 2017 (the “Note Financing Proposal”);

5.	to the extent required by Nasdaq Listing Rule 5635(c), to approve the issuance of equity compensation to certain officers and directors (the “Equity Compensation Proposal”);

6.

to approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes on the above proposals if sufficient votes to pass the proposals are not received in time for the Annual Meeting ( the “Adjournment Proposal”); and

7.	to transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Q: What is the Board’s voting recommendation?

A: The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see proposal 1);

●	FOR the approval of the appointment Rosenberg Rich Baker Berman & Company as our independent registered public accounting firm to serve until the next annual meeting of stockholders (see proposal 2);

●	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (see proposal 3);

●	FOR the approval of the Note Financing Proposal (see proposal 4);

●	FOR the approval of the Equity Compensation Proposal (see proposal 5); and

●	FOR the approval of the Adjournment Proposal (see proposal 6).

Q: Who can vote at the Annual Meeting?

A: Our Board has set September 25, 2017 as the record date (the “record date”) for the Annual Meeting. All stockholders who own voting securities at the close of business on the record date may attend and vote at the Annual Meeting. For each share of common stock held as of the record date, the holder is entitled to one vote on each proposal to be voted on. As of the record date, 9,385,795 shares of our common stock were outstanding. Stockholders do not have the right to cumulate votes. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held for you, as a beneficial owner, through a bank, broker or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your proxy to the Company’s representatives or to vote in person at the Annual Meeting.

Beneficial Owners

If your shares are held by a bank, in a brokerage account or by another nominee, you are considered the beneficial owner of the shares. In this instance, your bank, broker or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the proxy materials to you. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a proxy from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting. We sometimes refer to stockholders who hold their shares through a bank, broker or other nominee as “beneficial owners.”

Q: How many votes does the Company need to hold the Annual Meeting?

A: According to our bylaws, a majority of the outstanding shares of the class or classes of capital stock of the Company, in this case our common stock, entitled to vote at a meeting of stockholders must be present in person or represented at the Annual Meeting by proxy in order for the Company to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted as present at the meeting or represented at the meeting by proxy if you are present and vote in person at the meeting or if you have properly submitted a proxy card or voted via the internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: The requirements to approve each of the proposals are set forth below.

Proposal 1: Election of Directors. For the election of directors, a plurality of the votes cast by the holders of common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present will be required to appoint each nominee as a director. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2: Approval of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Proposal 3: Say-on-Pay Proposal. The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal. This vote is advisory only.

Proposal 4: Approval of the Note Financing Proposal. The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Proposal 5: Approval of the Equity Compensation Proposal. The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Proposal 6: Approval of the Adjournment Proposal. The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Other Proposals. Assuming a quorum is present, any other proposal that might properly come before the Annual Meeting will require the affirmative vote of the holders of a majority of the common stock entitled to vote at the Annual Meeting, and that voted for or against or expressly abstained with respect to the proposal, except when a different vote is required by law or our bylaws.

Q: If I vote against the proposals, do I have appraisal or dissenter’s rights?

A: No, Delaware law does not provide for appraisal or dissenter’s rights in connection with the proposals to be voted on at the Annual Meeting.

Q: Do any of the Company’s officers and directors have an interest in the proposals?

A: Yes. Our Chief Executive Officer and Chairman of our Board, Mr. Theodore Farnsworth, our director, Mr. Muralikrishna Gadiyaram and our Chief Innovation Officer, Mr. Pat Krishnan, will each receive shares of our common stock if proposal 5, the Equity Compensation Proposal, is approved.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of Computershare will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. Alternatively, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board.

With the exception of proposal 2, approval of the appointment of the independent registered public accounting firm, the proposals are considered non-routine matters, therefore, if you are a beneficial owner and you do not instruct your bank, broker or other nominee how to vote with respect to a proposal, your bank, broker or other nominee may not exercise its right to vote on your behalf with respect to the proposals.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card and proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you are a beneficial owner of shares, you must request and receive in advance of the Annual Meeting a legal proxy from your bank, broker or other nominee in order to vote in person at the Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or you are a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote as follows:

Vote by Internet. You can vote via the internet at www.envisionreports.com/HMNY or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the internet. Internet voting is available 24 hours a day. Proxies submitted by the internet must be received by 11:59 p.m. Eastern time on the day before the Annual Meeting.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-652-VOTE (8683). You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern time on the day before the Annual Meeting.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should have received this proxy statement and voting instructions, which include the following, from your bank, broker or other nominee.

Vote by Internet. You can vote via the internet by following the instructions on the Voting Instruction Form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

Vote by Telephone. You can vote by telephone by calling the number provided on your Voting Instruction Form. Telephone voting is available 24 hours a day.

Vote by Mail. You can vote by marking, dating and signing your name exactly as it appears on the Voting Instruction Form, and returning it in the postage-paid envelope provided. Please promptly mail your Voting Instruction Form to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you vote by any of the methods discussed above, you will be designating Theodore Farnsworth, our Chief Executive Officer, and/or Stuart Benson, our Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

Q: How may my bank, broker or other nominee vote my shares if I fail to provide timely directions?

A: Banks, brokers and other nominees holding shares of common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker or nominee will have discretion to vote your shares on “routine” matters. However, with the exception of proposal 2, approval of the appointment of the independent registered public accounting firm, all of the remaining proposals you are being asked to vote on will be treated as non-routine matters by banks, brokers and other nominees, therefore your bank, broker or other nominee will not have discretion to vote your shares on these proposals.

Q: How can I change or revoke my vote?

A: Subject to any rules your bank, broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record. If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary at the Annual Meeting or should be sent so as to be delivered, prior to the date of the Annual Meeting, to our principal executive office, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Corporate Secretary.

Beneficial owners. If you are a beneficial owner of shares, you may change your vote (1) by submitting new voting instructions to your bank, broker or other nominee, or (2) if you have obtained, from the bank, broker or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Your bank, broker or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the internet or by telephone may also change his, her or its vote by making a subsequent and timely internet or telephone vote prior to the date of the Annual Meeting.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will also report the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”) within four business days after the date of the Annual Meeting.

Q: Who are the proxies and what do they do?

A: Our Board designated Theodore Farnsworth and Stuart Benson as proxies, as indicated on the proxy card. When you, as a stockholder of record, provide voting instructions in the proxy card, the named proxies vote your shares in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board in favor of the six proposals. If the Annual Meeting is adjourned, the named proxies can vote the shares on the new Annual Meeting date as well.

Q: How are proxies solicited for the Annual Meeting?

A: Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. If our Board adjourns the Annual Meeting because sufficient votes to pass the proposals are not received in time for the Annual Meeting, we may retain the services of a proxy solicitor to assist us in the solicitation of proxies. If we retain the services of a proxy solicitor, we will pay the proxy solicitor compensation for its services and will reimburse it for its approved out-of-pocket expenses.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding” which the Commission has approved. Under this procedure, we deliver one set of proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we send only a single copy of our proxy materials, such stockholder may contact our Corporate Secretary, in writing, at Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Corporate Secretary.

Beneficial owners may contact their bank, broker or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or Voting Instruction Form you receive to ensure that all of your shares are voted.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Law (the “DGCL”), certificate of incorporation, as amended, and our bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees. There are no family relationships between any director, executive officer or person nominated to become a director.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Stockholder Communications

Stockholders may communicate with the Board by written correspondence. Correspondence from the Company’s stockholders to the Board or any individual directors or officers should be sent to the Company’s Secretary. Correspondence addressed to either the Board as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Governance Committee or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board.

All correspondence should be sent to Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, New York, NY 10118, Attention: Stuart Benson, Secretary. The Secretary will screen all communications for product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding the correspondence to the Board.

Independence of Directors

The Governance Committee operates pursuant to a charter, available on our website www.hmny.com/our-team. In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, the Governance Committee has concluded that the following three directors, Messrs. Ralbag, Schramm and Singh, meet Nasdaq’s independence standards, including the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Committees of our Board

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Governance Committee”). The Board held three meetings during the year ended December 31, 2016 although only one of those meetings, which was held following the merger with Zone Technologies, Inc., included the current members of our Board, all of whom, with the exception of Prathap Singh, were appointed on November 9, 2016. With the exception of Carl J. Schramm, all of the members of our Board attended that meeting. Of the members of the Board who served prior to November 9, 2016, with the exception of Srinivas Tanikella, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Audit Committee

The Board has an Audit Committee which is comprised of Messrs. Schramm, Singh and Ralbag, with Mr. Singh serving as the Chairman. The primary purpose of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes; the Company’s systems of internal control over financial reporting, including financial disclosure controls and procedures; audits of the Company’s consolidated financial statements; the quality and integrity of the Company’s consolidated financial statements and reports provided to the Company’s stockholders, the SEC and other persons; and the qualifications, independence and performance of the Company’s independent registered public accounting firm. During 2016, the Audit Committee met three times. In connection with the review of our financial statements for our quarterly reports, the Board determined that due to the complexity of the accounting issues related to the sale and issuance of our Senior Secured Convertible Notes, the Audit Committee no longer had an Audit Committee Financial Expert. No member of the Audit Committee has experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are raised by the Senior Secured Convertible Notes. The Board intends to actively search for an independent director who will have the qualifications of an Audit Committee Financial Expert. The Audit Committee Charter is posted at the Company’s website, www.hmny.com, under “”Our Team”.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Schramm, Singh and Ralbag, with Mr. Schramm serving as Chairman. The Board has determined that all members of our Compensation Committee are independent under the NASDAQ rules. The Compensation Committee Charter is posted at the Company’s website, www.hmny.com, under “”Our Team”.

The Compensation Committee is authorized and empowered to review and approve the Company’s compensation and benefits policies generally (subject, if applicable, to stockholder ratification), including reviewing and approving any incentive-compensation and equity-based plans of the Company that are subject to Board approval. The Compensation Committee is also authorized to annually approve for each of the Company’s executive officers his or her (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. In reviewing and approving executive officer compensation, the Compensation Committee takes into consideration corporate goals and objectives relevant to the executive officer’s compensation and the performance of the executive officer. The Compensation Committee reports to the full Board with respect to its meetings and other activities and the actions of the Compensation Committee must be ratified by the full Board within three months. During 2016, no compensation consultants were retained by the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems it appropriate and in the best interests of the Company. There were no delegations of the Compensation Committee’s authority during 2016. The Compensation Committee did not meet during 2016.

Governance Committee

Our Governance Committee is comprised of Messrs. Schramm, Singh and Ralbag, with Mr. Singh serving as Chairman. The Board has determined that all members of our Governance Committee are independent under the NASDAQ rules. The Governance Committee Charter is posted at the Company’s website, www.hmny.com, under “”Our Team”.

The Governance Committee recommends nominees for election to the Board of Directors and is responsible for monitoring and safeguarding the independence of the Board. The Governance Committee also recommends directors for appointment to committees of the Board. The Governance Committee receives recommendations for director nominees from a variety of sources, including from stockholders, management and members of the Board. Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the SEC rules in a proxy statement listing the candidate as a nominee for director. There has been no material change to these procedures.

In conducting a search for director candidates, the Governance Committee may use its network of contacts to compile a list of potential candidates, but it may also engage, if it deems appropriate, a professional search firm. The Governance Committee generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board should be qualified, dedicated, ethical and have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Governance Committee evaluates candidates in the context of the current composition of the Board, and these recommendations are submitted to the Board for review and approval. As part of this assessment, the Governance Committee considers diversity of age, skills and such other factors as it deems appropriate, given the current needs of the Board and its committees. The Governance Committee is also responsible for providing a leadership role in shaping and monitoring the corporate governance practices of the Company. The nominees to the Board were recommended by the Governance Committee. The Governance Committee did not meet during 2016.

Code of Ethics

The Board has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code to any person without charge, upon request to Ms. Jeannie Lasek, Human Resources Generalist, by calling (212) 979-8228 or by writing to Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, NY 10118, Attn: Ms. Jeannie Lasek.

The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to directors or executive officers by filing them on a Current Report on Form 8-K.

Review, Approval or Ratification of Transactions with Related Persons

In January 2017, the Board adopted policies and procedures for transactions with related parties (the “Related Party Transactions Policy”). The Related Party Transactions Policy applies to “Related Parties,” which are defined as directors and director nominees, any individual who has been appointed an officer of the Company and is subject to Section 16 of the Exchange Act, any stockholder owning in excess of 5% of the total equity of the Company, and any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person. The Related Party Transactions Policy governs any financial transaction, arrangement or relationship in which (i) the aggregate amount involved is the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in any fiscal year, (ii) the Company is a participant, and (iii) any of the persons described above has or will have a direct or indirect material interest in the transaction. The Audit Committee is tasked with the responsibility of reviewing all transactions with related parties. Prior to adoption of the Related Party Transactions Policy, the Board reviewed issues involving potential conflicts of interest, and reviewed and approveed all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board had not adopted any specific procedures for conducting reviews of potential conflicts of interest and considered each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction was presented to the Board, the Company expected that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expected that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described under the section titled, “Certain Relationships and Related Transactions,” no transaction requiring disclosure under applicable federal securities laws occurred during the period beginning on January 1, 2015 through October 2, 2017 that was submitted to the Board or the Audit Committee for approval as a “related party” transaction.

Compliance with Section 16 of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and certain beneficial owners of the Company's equity securities (the “Section 16 Reporting Persons”) to file with the SEC reports regarding their ownership and changes in ownership of the Company’s equity securities. Based on a review of Forms 3, 4 and 5 and any amendments thereto, we believe that each of the Section 16 Reporting Persons reported on a timely basis all transactions required to be reported by Section 16(a) during the year ended December 31, 2016, except for the following:

●   Following the merger with Zone Technologies, Inc., Theodore Farnsworth filed a Form 3 reporting receipt of the merger consideration two days after it was due. Mr. Farnsworth filed a Form 4 one day after it was due to report the grant of shares of common stock pursuant to an individual employee benefit plan, which shares have not yet been issued.

●   Carl J. Schramm has not filed a Form 3. Mr. Schramm owned none of our securities on the date he was appointed to the Board.

●   Following his appointment to the Board, Mr. Gadiyaram filed a Form 3 two days after it was due reporting his beneficial ownership of securities owned by Helios and Matheson Information Technology Ltd., our former parent, sometimes referred to as "HMIT."  Mr. Gadiyaram filed a Form 4 one day after it was due to report the grant of shares of common stock pursuant to an individual employee benefit plan, which shares have not yet been issued.

●   Following his appointment to the Board, Mr. Ralbag filed a Form 3 one day after it was due. Mr. Ralbag owned none of our securities on the date he was appointed to the Board.

●   Following his appointment to the Board, Mr. Krishnan filed, on June 24, 2016, a Form 3 that was due on April 11, 2016. Mr. Krishnan owned 38,312 shares of our common stock on the date he was appointed to the Board. Mr. Krishnan filed a Form 4 one day after it was due to report the grant of shares of common stock pursuant to an individual employee benefit plan. The shares have not yet been issued.

●   Following his appointment to the Board, Mr. Singh filed, on June 27, 2016, a Form 3 that was due on April 11, 2016. Mr. Singh owned none of our securities on the date he was appointed to the Board.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in finance, accounting and the development of disruptive businesses.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

Board Leadership Structure and Role in Risk Oversight

In accordance with the Company’s Bylaws, the Board elects the Company’s Chairman and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by the same person. The Board believes that it is currently in the best interests of the Company and its stockholders to have Mr. Farnsworth serve both roles given the fact that, following the merger with Zone, there was a change in management and an expansion of our business. As an experienced executive in developing new businesses, Mr. Farnsworth has deep insight into the challenges we face in our business expansion and is directly involved in our operations, therefore, he is in the best position to propose short and long term objectives for our business. We believe that this combined role is balanced by the independence of a majority of our director nominees, who may meet in executive session at any time, which allows them to review key decisions and to discuss matters independently of Mr. Farnsworth. Our Board does not have a person designated as a lead independent director.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board, as a whole and through its committees, is responsible for the oversight of risk management. The Board is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board has delegated to the Audit Committee the primary role in carrying out risk oversight responsibilities. The Audit Committee’s Charter provides that it will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company. The Board has also delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s policies and practices relating to compensation.

Policy with Regard to Attendance at the Annual Meeting

It is anticipated that each of the current members of the Board of Directors will attend the Company’s 2017 Annual Meeting of Stockholders. At the Company’s 2016 Annual Meeting of Stockholders, four of our five directors attended. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

The following nominees are standing for election to serve as directors until the Annual Meeting of Stockholders in 2018:

Name	Age	Director since
Theodore Farnsworth (Chairman)	55	November 9, 2016
Muralikrishna Gadiyaram	65	November 9, 2016
Prathap Singh	52	April 1, 2016
Carl J. Schramm	71	November 9, 2016
Gavriel Ralbag	34	November 9, 2016

Each nominee has agreed, if elected, to serve until the next annual meeting or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, common stock represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by the vote of a plurality of the votes cast by the holders of common stock entitled to vote. There is no cumulative voting in the election of directors.

Information concerning the proposed nominees is set out below:

Theodore Farnsworth – Chief Executive Officer and Chairman of the Board

Theodore Farnsworth has served as the Chairman of our Board of Directors and as the Chief Executive Officer of our wholly-owned subsidiary, Zone Technologies, Inc. (“Zone”), since November 9, 2016 and as our Chief Executive Officer since January 20, 2017. An expert in strategic development, marketing and consumer relations, Mr. Farnsworth has utilized these assets and skills building companies throughout his 30-year career. He has owned and operated numerous companies with proprietary products with recognized brand names that he actively helped to develop. Currently, he is Chairman and Founder of the Highlander Companies, formed in 2013 and 2014, Millennial Hotel Group, formed in October 2014, and iCrowd Hotels, formed in April 2015.

Prior to the merger of Zone Acquisition, Inc. into Zone, which was completed on November 9, 2016, Mr. Farnsworth, as President of Zone, developed the idea for the RedZone Map application while on a visit to Israel. He founded Zone in October 2015 and was its sole officer prior to the merger.

His entrepreneurial expertise has been sought for many speaking engagements and feature articles in numerous publications, including Forbes, Fortune, Fox News, New York Post, Investor’s Business Daily, The Wall Street Journal and The New York Times. Over thirteen years ago, Mr. Farnsworth founded the charitable Far West Haiti Mission, providing education, housing and work incentives, and additionally founded a school for the blind at the Mission.

Mr. Farnsworth’s extensive business experience and his extensive involvement with Zone led us to conclude that he should serve as a director.

Prahtap Singh - Director

Mr. Singh has served as a director of the Company since April 1, 2016. Mr. Singh is a management consultant. During his 28 years of overall professional experience, he has consulted for a number of companies in diversified sectors including, IT, real estate, fast moving consumer goods, and mergers and acquisitions.

Multi-faceted and multi-linguistic, Mr. Singh possesses excellent verbal and written communication skills. In handling both Indian and U.S. operations, Mr. Singh travels extensively between the U.S. and India and has been spending 6 months in the U.S. and 6 months in India every year for the past several years. In doing so, Mr. Singh has gained broad experience in public relations, liaising and lobbying with the U.S. and Indian governments, gaining a deep understanding of the respective political systems, and building extensive connections with government agencies, the judiciary, and bureaucracy in both governments, as well as with the corporate world and capital markets such as the NYSE, NASDAQ & BSE. He has also served as General Secretary and Chairman of the Press Committee for a national political party in India. In addition, Mr. Singh has led bilateral trade delegations in his capacity as the International Business and Economic Development Coordinator for U.S. city and county governments, and also as Vice President for the Asian Indian Chamber of Commerce, USA. These delegations have served as a business and economic development catalyst between India and the U.S.

Mr. Singh holds several other distinctions as well, including being a business partner for LG CNS, a $140 billion South Korean conglomerate, a consulting Marketing Director managing mergers and acquisitions for the law firm Sharma & Yakshi Associates LLC, in Atlanta, Georgia, and a business advisor for state government-owned financial institutions and industry bodies such as KSFC & KASSIA in India. He is a former international baseball player and a life patron of ISKCON, Krsna.

Mr. Singh brings to the Board valuable insight into management issues as well as extensive experience in public relations and business development in U.S. and India, which led us to the conclusion that he should serve as a director.

Muralikrishna Gadiyaram - Director

Muralikrishna Gadiyaram has been a director since November 9, 2016. Mr. Gadiyaram co-founded HMIT in 1991 and has been a member of its board of directors since that time and has been its Chief Executive Officer since March 1991. Prior to founding HMIT, he had 15 years of senior level work experience in marketing and commercial areas. Mr. Gadiyaram is primarily responsible for giving a customer oriented focus to the organization. His strengths include team building and forging lasting relationships with institutional clients. Mr. Gadiyaram is a gold-medalist graduate in science with post-graduate education in business management from the Indian Institute of Management in Ahmedabad, India. On January 21, 2016, HMIT became subject to a liquidation order by an Indian Court resulting from creditors’ claims against HMIT. On February 15, 2016, the High Court of Judicature at Madras (Civil Appellate Jurisdiction) issued an order of interim stay of the liquidation order, providing HMIT with an opportunity to work out the claims of its creditors.

Mr. Gadiyaram’s long experience with HMIT, the business of which is similar to ours but conducted outside of the United States, gives him an exceptional understanding of our business and led us to believe that he should serve as a director.

Gavriel Ralbag- Director

Gavriel Ralbag has been a director since November 9, 2016. Mr. Ralbag specializes in commercial real estate and finance brokerage. He currently works with Gold Edge Capital, where, since 2012 he has served as Managing Director. Mr. Ralbag has experience in a wide variety of commercial financing transactions throughout the United States, including transactions involving multi-family housing, shopping centers, ground-up development, rehab conversions and wholesale business loans. He served as director for International Advisers, founding and heading the U.S. branch of this global debt recovery corporation headquartered in The Netherlands, from 2009 to 2012. He served as a broker/analyst with Palladium Capital Advisors LLC from 2007 to 2009 and began his career interning with Maxim Group LLC. Mr. Ralbag volunteers his time and assists with fundraising for Child Life Society, an organization helping children and the families of children with Cystic Fibrosis. Additionally, he has been instrumental in developing, opening and managing a community center in his home town of Brooklyn, New York.

We believe that Mr. Ralbag’s experience in the financial services industry will provide value to us as we determine how to meet our future capital requirements, leading us to believe that he should serve as a director.

Carl J. Schramm - Director

Carl J. Schramm has served as a director since November 9, 2016. Dr. Schramm is University Professor at Syracuse University, a position he has held since 2012, and, from April 2002 to December 2011, former president of the Ewing Marion Kauffman Foundation. The Kauffman Foundation is the world’s largest philanthropy dedicated to promoting entrepreneurship.

Dr. Schramm is recognized internationally as a leading authority on innovation, entrepreneurship and economic growth. The Economist has referred to Dr. Schramm as the “evangelist of entrepreneurship.” In 2007 Dr. Schramm, and then British Prime Minister Gordon Brown, created Global Entrepreneurship Week, now observed in 165 countries. His 2010 essay in Foreign Affairs initiated the study of expeditionary economics.

Dr. Schramm’s academic career began at Johns Hopkins, where he founded the nation’s first research center on healthcare finance. He has founded or co-founded five companies, including HCIA and Greenspring Advisors. Dr. Schramm also has served in major corporate roles including Executive Vice President of Fortis (now Assurant) and CEO of Fortis Healthcare. He has advised major corporations including Ford, Johnson & Johnson, Apple, and numerous health insurance companies. He has been a member of the Singapore Prime Minister’s Research, Innovation, and Enterprise Council. He chaired the U.S. Department of Commerce’s Measuring Innovation in the 21st Century Economy Advisory Committee during the Bush Administration and was a member of President Obama’s National Advisory Council on Innovation and Entrepreneurship. Dr. Schramm is a trustee of the Templeton World Charity Foundation; a founding member of the Board of the International Intellectual Property Commercialization Council, a U.N. recognized NGO, headquartered in Hong Kong; and, a Council Member of the National Academies of Sciences’ Government-University-Industry Research Roundtable. He also serves on the board of the Tusher Center for Intellectual Property at UC Berkeley. He has authored, coauthored, or edited several books including Better Capitalism; Good Capitalism/Bad Capitalism; Inside Real Innovation; The Entrepreneurial Imperative, and Controlling Healthcare Costs. Burn The Business Plan is forthcoming in January 2018.

Dr. Schramm is a Batten Fellow at the University of Virginia and has served as a visiting scientist at MIT. He was the inaugural Arthur & Carlyse Ciocca Visiting Professor of Innovation and Entrepreneurship at UC Davis in the academic years 2013 and 2014. Dr. Schramm holds a Ph.D. in economics from Wisconsin where he was a Ford Foundation Fellow and a New York State Regents Graduate Fellow, and earned his law degree at Georgetown. He held two consecutive Career Scientist Awards from NIH, and was a Robert Wood Johnson Foundation Health Policy Fellow at the National Academy of Medicine. He holds five honorary degrees and the University of Rochester’s George Eastman Medal. He is a member of the Council on Foreign Relations and a Fellow of the Royal Society of Arts.

Dr. Schramm’s extensive education, academic career and research experience led us to believe that he should serve as a director.

Director Compensation

The following table sets forth certain information regarding compensation for services rendered by our non-employee directors during the year ended December 31, 2016. Our directors are paid $7,500 for each full quarter during which they provide services to us. During the year ended December 31, 2016, there were no equity awards granted to directors. Reimbursable expenses such as travel-related expenses are not included in the table below.

DIRECTOR SUMMARY COMPENSATION TABLE

Name(1)	Fees earned or paid in cash($)	All other compensation		Total($)

Srinivasaiyer Jambunathan(1)	7,500	--		7,500
Kishan Grama Ananthram(1)	7,500	--		7,500
Viraj Patel(2)	7,500	12,500	(5)	20,000
Prathap Singh(3)	22,500	--		22,500
Namakkal Sambamurthy(3)	18,098	--		18,098
Srinivas Tanikella(3)	18,098	--		18,098
Muralikrishna Gadiyaram(4)	4,321	--		4,321
Carl J. Schramm(4)	4,321	--		4,321
Gavriel Ralbag(4)	4,321	--		4,321

(1) Messrs. Jambunathan and Ananthram resigned their positions on March 31, 2016.

(2) Mr. Patel resigned as a director on April 1, 2016.

(3) Messrs. Singh, Sambamurthy and Tanikella were appointed as directors on April 1, 2016. On November 9, 2016, in conjunction with the merger with Zone, Messrs. Sambamurthy and Tanikella resigned as directors.

(4) On November 9, 2016, in conjunction with the merger with Zone, Messrs. Gadiyaram, Schramm and Ralbag were appointed as directors.

(5) Following his resignation from the Board on April 1, 2016, Mr. Patel assisted Messrs. Singh, Sambamurthy and Tanikella in assuming their roles as directors, for which we paid him a consulting fee.

Vote and Recommendation

The affirmative vote of a plurality of the votes cast by the holders of common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present will be required to appoint each nominee as a director.

Our Board recommends a vote “FOR” each of the nominees.

Executive Compensation

The following table sets forth the names, ages, offices and the dates of appointment of the Company’s current executive officers.

Name	Age	Position	Officer since
Theodore Farnsworth	55	Chief Executive Officer of the Company and Zone Technologies, Inc. and Chairman of the Board	November 9, 2016
Stuart Benson	55	Chief Financial Officer and Secretary	November 22, 2016

Biographical information concerning our executive officers is set forth below:

Theodore Farnsworth – Chief Executive Officer and Chairman of the Board

Please see the biographical information included at proposal 1.

Stuart Benson – Chief Financial Officer

Mr. Benson is a seasoned finance and accounting officer with over 25 years’ experience. From 2008 through August 2016, Mr. Benson was Senior Vice President of Finance for A+E Network’s International division (a Hearst and Disney company) where he oversaw finance, accounting, reporting, and strategic planning. From 1997 to 2006, Mr. Benson was Controller and Vice President of Finance and from 2006 to 2008, Chief Financial Officer of Sundance Channel LLC. Mr. Benson began his career in 1982 as a senior accountant with J. H. Cohn and Company in New Jersey. Mr. Benson received a B.S. degree from the University of Maryland.

Summary Compensation Table for 2016 and 2015

Set forth in the table below is the compensation paid to our executive officers, who are sometimes referred to as the “named executive officers,” during the years ended December 31, 2015 and 2016.

Name and Position	Year	Salary($)		Bonus($)	Equity Awards($)	All Other Compensation($)		Total($)

Theodore Farnsworth(1)	2016	32,500	(2)	--	--	176,400	(2)	208,900	(2)

Parthasarathy Krishnan (3)	2016	131,250	(4)	--	--	--		131,250	(4)
	2015	43,000	(3)	--	--	--		43,000	(3)

Stuart Benson(5)	2016	22,052	(6)					22,052

Divya Ramachandran(7)	2015	250,000		--	--	84,400	(8)	334,400
	2016	62,500	(9)	--	--	101,300	(10)	163,800

(1) On November 9, 2016, in conjunction with the merger of Zone Acquisition with and into Zone, Mr. Farnsworth was appointed as Chairman of our Board and remained the Chief Executive Officer of Zone. On January 20, 2017, Mr. Farnsworth was appointed as our Chief Executive Officer. Mr. Farnsworth provided no services to us during the year ended December 31, 2015.

(2) Mr. Farnsworth’s salary on an annual basis is $225,000. Mr. Farnsworth began his employment with us on November 9, 2016 and was paid a total of $32,500 in salary during the year ended December 31, 2016. Prior to November 9, 2016 Mr. Farnsworth, as the Chief Executive Officer of Zone, was paid a total of $176,400 from January 1, 2016 through November 8, 2016. Zone became our wholly-owned subsidiary on November 9, 2016.

(3) Mr. Krishnan was our Chief Executive Officer from April 1, 2016 through January 20, 2017. Mr. Krishnan currently holds the position of Chief Innovation Officer. Prior to his appointment as an officer, Mr. Krishnan was paid $43,000 for consulting services provided to us during the year ended December 31, 2015.

(4) Mr. Krishnan began his employment with us on April 1, 2016. From April 1, 2016 through November 8, 2016, Mr. Krishnan’s annual salary was $175,000 and from November 9, 2016 through December 31, 2016 Mr. Krishnan’s annual salary was $225,000. Mr. Krishnan was paid a total of $131,250 in salary during the year ended December 31, 2016.

(5) Mr. Benson was appointed as our Chief Financial Officer on November 22, 2016. Mr. Benson provided no services to us in 2015.

(6) Mr. Benson’s salary on an annual basis is $200,000. From November 22, 2016 through December 31, 2016, Mr. Benson was paid a total of $22,052 in salary.

(7) Ms. Ramachandran resigned her positions on March 31, 2016.

(8) All Other Compensation during the year ended December 31, 2015 is comprised of monthly rent reimbursed to Ms. Ramachandran during the period.

(9) During 2016, Ms. Ramachandran was paid a total of $62,500 in salary from January 1, 2016 through March 31, 2016, the date of her resignation.

(10) All Other Compensation paid during the year ended December 31, 2016 includes monthly rent in the aggregate amount of $21,300 reimbursed to Ms. Ramachandran for the period beginning on January 1, 2016 and ending on March 31, 2016 and, pursuant to a Severance and Mutual Release Agreement dated March 31, 2016, severance paid to Ms. Ramachandran of $75,000 and a payment to her legal counsel of $5,000.

Option Exercises for 2016

No options were exercised by the named executive officers during 2016.

Outstanding Equity Awards at 2016 Fiscal Year End

The named executive officers did not hold equity compensation awards as of December 31, 2016.

Employment Agreements

During the year ended December 31, 2016, we agreed to pay to each of Messrs. Farnsworth and Krishnan annual compensation in the amount of $225,000 and Mr. Benson annual compensation in the amount of $200,000.

On April 7, 2016 we entered into an at-will employment agreement with Mr. Krishnan whereby, in exchange for his services as Chief Executive Officer, President and Interim Chief Financial Officer, we agreed to pay him compensation of $175,000 a year. On November 9, 2016, Mr. Krishnan’s annual compensation was increased to $225,000. Pursuant to the employment agreement, Mr. Krishnan must provide us with at least 10 days’ notice before terminating his employment. The agreement also includes a confidentiality provision and non-complete and non-solicitation provisions that continue for a period of one year following his separation from service. Mr. Krishnan resigned his positions as Chief Executive Officer, President and Interim Chief Financial Officer on January 20, 2017, when he was appointed as our Chief Innovation Officer.

The Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan

On March 3, 2014 our Board approved and adopted, and on May 5, 2014 our stockholders approved, the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan (the “2014 Plan”) which initially set aside and reserved 400,000 shares of the Company’s common stock for grant and issuance under the 2014 Plan, in accordance with its terms and conditions. In conjunction with the merger with Zone, the number of shares reserved for the 2014 Plan was increased by 725,000 shares of common stock, so that the total shares set aside and reserved for issuance under the 2014 Plan totals 1,125,000 shares (the “Shares”). Persons eligible to receive awards from the 2014 Plan include employees (including officers and directors) of the Company and its affiliates, consultants who provide significant services to the Company or its affiliates, and directors who are not employees of the Company or its affiliates (collectively, the “Participants”). The 2014 Plan permits the Company to issue to Participants qualified and/or non-qualified options to purchase the Company’s common stock, restricted common stock, performance units (comprised of, for example, common stock and an option to purchase common stock) and performance shares. The 2014 Plan will terminate on March 3, 2024. The Compensation Committee of the Board has been appointed as the committee responsible for administration of the 2014 Plan and has the sole discretion to determine which Participants will be granted awards and the terms and conditions of the awards granted. The 2014 Plan may be amended by the Board.

The exercise price of options granted from the 2014 Plan will be the fair market value of our common stock, defined in the 2014 Plan as the last quoted sales price on the date of grant, unless the option is designated as an incentive stock option and the Participant owns securities representing more than 10% of the voting power outstanding (a “10% Holder”), in which case the exercise price will be 110% of the fair market value. No option can have a term that is longer than 10 years; an incentive stock option granted to a 10% Holder cannot have a term that is longer than 5 years. Following the termination of a Participant’s employment for a reason other than death or disability, an outstanding option will terminate three months following the Participant’s separation from service. If a Participant’s employment is terminated as a result of death or disability, an outstanding option will terminate one year following the Participant’s separation from service. Upon the exercise of any option, the exercise price will be payable to us in full in cash or its equivalent. The Compensation Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of our common stock, owned for more than six months, having an aggregate fair market value at the time of exercise equal to the total exercise price or (ii) by any other means which the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the common stock, and to be consistent with the purposes of the 2014 Plan.

Individual Employee Benefit Plans

For a discussion of the individual employee benefit plans approved by the Board on January 20, 2017, please see the Equity Compensation Proposal at page 35 of this proxy statement.

Also on January 20, 2017 the Board approved individual employee benefit plans (the “Consultant Plans”) for two consultants. Pursuant to the Consultant Plans, each of the Consultants received 200,000 unregistered shares of the Company’s common stock as a bonus for exceptional services provided in connection with the Company’s merger transaction with Zone. The Consultant Plans were approved by the Company’s stockholders on January 22, 2017.

The following table illustrates, as of December 31, 2016, compensation plans pursuant to which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	N/A	N/A	1,125,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	N/A	N/A	1,125,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of common stock beneficially owned as of September 25, 2017 by each person known by the Company to own beneficially more than 5% of the common stock or to be a director or executive officer of the Company. As of September 25, 2017, 9,385,795 shares of the Company’s common stock were outstanding. Unless otherwise indicated in the table below, the address of each stockholder is c/o Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

	Common stock beneficially owned (1)
Name	Number of Shares		Percentage of Ownership

Officers and Directors
Theodore Farnsworth, Director and Chief Executive Officer	1,740,000		18.5%
Muralikrishna Gadiyaram, Director	1,743,040	(2)	18.6%
Parthasarathy Krishnan, Chief Innovation Officer	38,312		*

5% Owners
Helios & Matheson Information Technology Ltd.	1,743,040	(3)	18.5%
Hudson Bay Capital Management, L.P. (5)	937,641	(4)	9.99%
Sander Gerber(5)	937,641	(4)	9.99%

*Less than 1%.

(1)

As used in the table above, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have “beneficial ownership” of any security that such person has a right to acquire within 60 days of September 25, 2017. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission.

(2)	Mr. Gadiyaram holds shared voting and investment control over the common stock owned by HMIT and its subsidiary, Helios & Matheson Inc.
(3)	HMIT’s principal executive offices are located at Crest No 04-01, Ascendas International Tech Park, Taramani, Chennai 600 113 India.
(4)

These shares of common stock are issuable upon conversion of Senior Secured Convertible Notes and exercise of a warrant that are each subject to a 9.99% beneficial ownership limitation and the percentage of ownership gives effect to such limitation.

(5)

Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. The address for Hudson Bay Capital Management, L.P. and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.

PROPOSAL 2 – APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM AND REMUNERATION TO BE SET BY THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

The Company’s stockholders approved the appointment of Rosenberg Rich Baker Berman & Company, Certified Public Accountants (“Rosenberg”) as the auditor of the Company on November 11, 2016, to serve for the ensuing year. Rosenberg has served as our independent registered public accounting firm since March 27, 2015.

On January 6, 2015, Mercadien, P.C., Certified Public Accountants (“Mercadien”), our former auditor, notified the Company of its intention to not stand for reelection as the Company’s independent registered public accounting firm following the completion of the audit of the Company’s financial statements for the year ended December 31, 2014. Mercadien was unable to continue as the Company’s auditor for the 2015 fiscal year because it could not meet the requirement of Section 10A of the Exchange Act (“Section 10A”). If the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit has performed audit services for an issuer in each of the 5 previous fiscal years, Section 10A prohibits the registered public accounting firm from continuing to provide audit services to that issuer. The audit of the Company as of and for the year ended December 31, 2014 marked completion of the fifth consecutive audit for both the lead and concurring review partner, and Mercadien was unable to rotate a suitable lead and concurring review partner for the 2015 period.

The reports of Mercadien on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013 and through the date of Mercadien’s resignation, there were no disagreements with Mercadien on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mercadien, would have caused it to make reference thereto in its reports on the Company’s financial statements for such periods.

In making its recommendation to the Board that stockholders approve the appointment of Rosenberg as our independent registered public accounting firm until the next annual meeting of stockholders, the Audit Committee considered whether Rosenberg’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of Rosenberg.

Audit Fees

For the years ended December 31, 2016 and 2015, the aggregate fees paid to Rosenberg and Mercadien, respectively, for the audit of the Company’s financial statements for each of such years and the reviews of Company’s interim financial statements during each of such years were $85,500 and $70,000, respectively.

Audit-Related Fees

For the years ended December 31, 2016 and 2015, there were no fees paid to Rosenberg or Mercadien for audit-related services.

Tax Fees

During the years ended December 31, 2016 and 2015, there were no fees paid to Rosenberg or Mercadien for tax advice and tax planning services.

All Other Fees

During the years ended December 31, 2016 and 2015, there were no fees paid to Rosenberg or Mercadien for professional services other than audit and tax services.

Audit Committee Policies and Procedures

The Audit Committee reviews the independence of the Company’s auditors on an annual basis and has determined that Rosenberg is independent. In addition, the Audit Committee pre-approves all fees and work which is performed by the Company’s independent auditor, including the above services and fees.

Rosenberg Rich Baker Berman & Company Representatives at Annual Meeting

We expect that representatives of Rosenberg will be present telephonically at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote and Recommendation

The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal

Our Board recommends that stockholders vote “FOR” approval of the appointment of Rosenberg Rich Baker Berman & Company as our independent registered public accounting firm until the next annual meeting of stockholders as described in this Proposal 2.

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies initiate procedures to ensure that stockholders have input on compensation programs for named executive officers. The Company’s policies and programs for compensating our named executive officers are designed to attract, retain, motivate and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie the design of our compensation programs for our named executive officers.

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. We urge you to read this proxy statement for additional details on the Company’s executive compensation.

Our Say-on-Pay Proposal is designed to provide our stockholders with the opportunity to consider and vote upon the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. Although the vote is advisory and non-binding on the Company or the Board, our Board, the Governance Committee and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our named executive officers, we would expect to initiate procedures designed to help us better understand stockholder concerns.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion, is hereby APPROVED.

Vote and Recommendation

The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal. This proposal is advisory only.

Our Board recommends a vote “FOR” the approval of the compensation paid to the Company’s Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”); and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with Rosenberg Rich Baker Berman & Company matters relating to its independence. The Audit Committee concluded that Rosenberg Rich Baker Berman & Company is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by Rosenberg Rich Baker Berman & Company for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Carl J. Schramm

Prathap Singh

Gavriel Ralbag

PROPOSAL 4

to the extent required by Nasdaq Listing Rule 5635(d), to approve the issuance of shares of common stock of the Company upon conversion or exercise or otherwise pursuant to the terms of the Senior Secured Convertible Notes and the Warrant to Purchase Common Stock issued to an institutional investor on August 16, 2017

(the Note Financing Proposal)

Capitalized terms not defined in the discussions titled “Why we are seeking stockholder approval.” and “Effect of approval of the Note Financing Proposal on our stockholders.” may be found in the discussion titled “Information about the Note Financing.”

Why we are seeking stockholder approval.

On August 16, 2017 (the “Closing Date”), pursuant to the Securities Purchase Agreement (the “August 2017 SPA”) that we entered into on August 15, 2017 (the “Subscription Date”) with an institutional investor (the “Investor”), we sold and issued Senior Secured Convertible Notes to the Investor which included a Series A Note in the principal amount of $1,250,000 (the “Initial Series A Note”), (ii) a second Series A Note in the principal amount of $8,800,000 (the “Additional Series A Note”, collectively with the Initial Series A Note, the “Series A Notes”), and (iii) a Series B Note in the principal amount of $250,000 (the “Series B Note”, and collectively with the Series A Notes, the “Convertible Notes”) and (iv) a warrant for the purchase of 1,892,972 shares of our common stock (the “Investor Warrant”). In consideration of the issuance of the Convertible Notes and the Investor Warrant, the Investor (y) made a cash payment to the Company on the Closing Date in the amount of $220,000, and (z) gave us a secured promissory note payable by the Investor to us (the “August 2017 Investor Note”) in the principal amount of $8,800,000 (collectively, the “Note Financing”).

Our common stock is listed for trading on The Nasdaq Capital Market. Nasdaq Listing Rule 5635(d), referred to herein as the “Nasdaq 20% Rule,” requires a company with securities listed on The Nasdaq Capital Market to obtain stockholder approval if the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), for less than the greater of book or market value equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The threshold of the Nasdaq 20% Rule is determined based on the number of shares of common stock outstanding immediately before the issuance. On August 15, 2017, the day we and the Investor entered into the August 2017 SPA, we had 7,080,132 shares of common stock outstanding. Without stockholder approval, we are limited to issuing to the Investor an aggregate of 1,415,318 shares of our common stock, which represents 19.99% of the number of shares of common stock we had outstanding on August 15, 2017, and is not sufficient to satisfy in full the number of shares of common stock otherwise required to be issued under the Convertible Notes and the Investor Warrant.

To the extent required by Nasdaq Listing Rule 5635(d), we are seeking stockholder approval of the issuance of shares of common stock of the Company upon conversion or exercise or otherwise pursuant to the terms of the Convertible Notes and the Investor Warrant, which will be no less than 2,687,168 shares of common stock.

As described under the heading “The August 2017 Investor Note” below, approximately $8,800,000 of the purchase price of the Convertible Notes and the Investor Warrant was paid in the form of the August 2017 Investor Note and we are only guaranteed to receive cash upon prepayments of the August 2017 Investor Note in connection with conversions of the Additional Series A Note. If we receive approval from our stockholders of the Note Financing Proposal, the Investor will have the ability to convert the Additional Series A Note in full, which would allow us to receive up to $8,800,000 million in cash from prepayments of the August 2017 Investor Note. If, however, we fail to receive approval from our stockholders of the Note Financing Proposal, we will be limited to issuing to the Investor an aggregate of 1,415,318 shares of our common stock. In that case, we expect that we would receive only up to approximately $5 million in cash from the August 2017 Investor Note to the extent the Investor elects to prepay the August 2017 Investor Note.

We plan to use the proceeds from the sale of the Convertible Notes to fund our pending acquisition of MoviePass Inc. (“MoviePass”) and for general working capital. On August 15, 2017, we entered into a Securities Purchase Agreement to acquire a 51% interest in MoviePass. MoviePass provides a subscription-based service that allows moviegoers to see a number of movies in movie theaters for a monthly fee of $9.95 per month. We believe the acquisition of MoviePass will provide a significant growth opportunity to our business.

Pursuant to the terms of the August 2017 SPA, in order to comply with the Nasdaq 20% Rule, we agreed to seek stockholder approval of the issuance of shares of common stock upon conversion or exercise or otherwise pursuant to the terms of the Convertible Notes and the Investor Warrant at a special meeting of our stockholders to be held not later than October 31, 2017. If stockholder approval is not obtained at this Annual Meeting, we will be required to call another special meeting to be held on or prior to December 31, 2017. If we again fail to obtain stockholder approval at that special meeting, we will be required to hold a special meeting semi-annually until stockholder approval is obtained. Calling and holding a special meeting, along with obtaining a brokers search and preparing, printing and mailing proxy statements and proxy cards, are expensive and time consuming.

In addition, the definition of “Equity Conditions” included in the Convertible Notes is expansive and includes obtaining stockholder approval of the Note Financing. A failure to obtain stockholder approval would constitute a failure of the Equity Conditions. If our stockholders do not approve this Note Financing Proposal and assuming no other failures of the Equity Conditions, we will be required to pay the Convertible Notes in cash, rather than having the option to pay the Convertible Notes with cash or with shares of our common stock. Being required to pay the Convertible Notes with cash due to the failure to obtain stockholder approval of this Note Financing Proposal would have a material and adverse effect on our cash flows, operations and financial condition.

Furthermore, the Investor Warrant prevents us from issuing any shares of our common stock upon exercise if the issuance of such shares (taken together with the issuance of shares of common stock upon conversion or otherwise pursuant to the terms of the Convertible Notes) would exceed the aggregate number of shares of common stock that we may issue upon exercise, conversion or otherwise pursuant to the terms of the Convertible Notes or Investor Warrant without breaching our obligations under the Nasdaq 20% Rule. If, after September 15, 2017, we are prevented from issuing shares of common stock upon exercise of the Investor Warrant without violating the Nasdaq 20% Rule, we will be required to pay cash to the holder of the Investor Warrant in exchange for the cancellation of such portion of the Investor Warrant that would have been exercisable into shares of our common stock at a price equal to the sum of (x) the product of (A) the number of shares of common stock that could not be obtained upon exercise of the Investor Warrant without violating the Nasdaq 20% Rule (the “Unissued Shares”) and (B) the greatest closing sale price of our common stock on any trading day during the period commencing on the date the holder delivers to us the notice of exercise with respect to the Unissued Shares and ending on the date of such payment. In addition, we must pay any brokerage commissions and other out-of-pocket expenses, if any, incurred by the holder to the extent that the holder purchased shares of common stock to deliver in satisfaction of a sale of the Unissued Shares.

Effect of approval of the Note Financing Proposal on our stockholders.

Based on the Conversion Prices of $4.00 per share of the Series A Notes and $3.00 per share of the Series B Note, and assuming that the Investor converted all of the principal and interest outstanding under the Convertible Notes on the Closing Date, we would be required to issue 2,687,168 shares of common stock to the Investor. This issuance, together with additional issuances of common stock that could be made pursuant to the Convertible Notes, for example as a result of an Event of Default, as well as the 1,892,972 shares of common stock that we would be required to issue if the Investor exercised the Investor Warrant, may cause significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our common stock. A decline in our market price could impair our ability to raise funds in additional equity or debt financings.

In addition to the foregoing, the increase in the number of shares of common stock issued in connection with the conversion of the Convertible Notes and the exercise of the Investor Warrant may have an incidental anti-takeover effect in that the additional shares of common stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Notwithstanding the foregoing, we believe the benefits of the approval of the Note Financing Proposal exceed the potential dilutive effects and related risks described above. Our ability to complete the MoviePass transaction, succeed on our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If the Note Financing Proposal is approved, we will be able to maximize our ability to obtain cash in the Note Financing, resulting in approximately $9.92 million in cash potentially available to us (including, $3.77 million under the Convertible Notes and, assuming the exercise in full of the Investor Warrant, $6,152,159 in cash payment of the exercise price of the Investor Warrant). This will not only provide us with significant working capital, but if we are able to pay the principal and accrued interest of the Convertible Notes with shares of our common stock, it will allow us to reduce the amount of cash we use on a monthly basis, strengthen our balance sheet and provide us with additional capital for potential future business opportunities.

Description of the Note Financing.

The following does not purport to be a complete description of the August 2017 SPA, the Senior Secured Convertible Notes, the Investor Warrant, the August 2017 Investor Note, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty, the Voting and Lockup Agreements, and the Placement Agent Warrant described in this proxy statement and each is qualified in its entirety by reference to the full text of such document, which are attached as exhibits to our Current Reports on Form 8-K that we filed with the Commission on August 15, 2017 (the “August 15, 2017 Current Report”) and August 22, 2017 (the “August 22, 2017 Current Report”), respectively.

Securities Purchase Agreement

On August 16, 2017 , pursuant to the August 2017 SPA, we sold and issued the Initial Series A Note in the principal amount of $1,250,000, (ii) the Additional Series A Note in the principal amount of $8,800,000, (iii) a Series B Note in the principal amount of $250,000 and (iv) the Investor Warrant for the purchase of 1,892,972 shares of our common stock. In consideration of the issuance of the Convertible Notes and the Investor Warrant, the Investor (y) made a cash payment to the Company on the Closing Date in the amount of $220,000, and (z) gave us the secured August 2017 Investor Note payable by the Investor to us in the principal amount of $8,800,000 (collectively, the “Note Financing”).

Furthermore, immediately prior to the closing of the Note Financing, the Investor paid (i) $5,000,000 of that certain promissory note given to us by the Investor on February 7, 2017 (the “February Investor Note”) as payment of the purchase price for the senior secured convertible notes (the “February Notes”) that we issued to the Investor pursuant to a Securities Purchase Agreement dated as of February 7, 2017 and (ii) $230,000 of that certain promissory note issued by the Investor to us (the “December Investor Note”) as payment for the senior secured convertible notes (the “December Notes”) that we issued to the Investor pursuant to a Securities Purchase Agreement dated December 1, 2016. Pursuant to the August 2017 SPA, we acknowledged and agreed that the Series B Note constitutes a Variable Price Security (as defined in the February Notes and the December Notes) and therefore, from and after the Closing Date, any holder of a February Note shall have the right to substitute the Alternate Conversion Price as defined in the Series B Note for the conversion price of the February Notes, and any holder of a December Note shall have the right to substitute the Alternate Conversion Price as defined in the Series B Note for the conversion price of the December Notes.

We used $4,950,000 of the net cash proceeds received by us on the Closing Date from the sale of the Convertible Notes and the Investor Warrant together with the Investor’s payments to us under the February Investor Note and the December Investor Note in order to pay $4,950,000 in cash to MoviePass upon signing the Securities Purchase Agreement, dated as of August 15, 2017, between the Company and MoviePass (the “MoviePass Securities Purchase Agreement”), for which we received a convertible note issued to us by MoviePass. Any further proceeds from the Note Financing will be used (i) to pay up to $10,000,000 to MoviePass pursuant to a subordinated convertible promissory note to be issued by us to MoviePass upon the closing of the transactions contemplated by the MoviePass Securities Purchase Agreement and (ii) for general corporate purposes. Unless earlier converted or redeemed, the Convertible Notes mature 8 months from the Closing Date.

The Note Financing was structured in order to comply with the holding period requirements of Rule 144(d)(1)(i) and 144(d)(2) so that shares of common stock issuable upon conversion of the Convertible Notes could, absent registration, be resold pursuant to Rule 144(d)(1)(i) commencing six months after the issuance of the Convertible Notes, if the other requirements of Rule 144 are satisfied, including Rule 144(d)(1)(iii).

Rule 144(d)(1)(iii) provides that the holding period of purchased securities shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer.

Rule 144(d)(2) provides that giving the issuer a promissory note shall not be deemed full payment of the purchase price unless the promissory note (i) provides for full recourse against the purchaser of the securities, (ii) is secured by collateral, other than the securities purchased, having a fair market value at least equal to the purchase price of the securities purchased, and (iii) shall have been discharged by payment in full prior to the sale of the securities.

The August 2017 Investor Note (i) states at Section 8(a) that it is a full recourse obligation of the Investor; (ii) is secured by at least $8,800,000 in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country held by the Investor in a bank or brokerage account at First Republic Bank, as set forth on Schedule I of the August 2017 Investor Note; and (iii) upon conversion of all or part of the $8,800,000 Additional Series A Note into shares of common stock, the Investor will pay the Company an equivalent amount of the balance of the August 2017 Investor Note in cash, such that the August 2017 Investor Note shall have been discharged by payment in full as to any shares of common stock to be sold by the Investor prior to such sale. Therefore, pursuant to Rule 144(d)(2), the Investor paid the full purchase price for the Convertible Notes on the Closing Date. Accordingly, the holding period of shares of common stock issuable upon conversion of the Convertible Notes will be deemed to have commenced on the Closing Date, pursuant to Rule 144(d)(3)(ii).

Assuming that we meet the requirements of a mandatory prepayment event as described below under the heading “August 2017 Investor Note”, we expect to receive the full $8,800,000 due under the August 2017 Investor Note.

The Convertible Notes

Principal Amount

The aggregate principal amount of the Convertible Notes is $10,300,000.

As of September 25, 2017, $3,330,000 is the amount of unpaid unrestricted principal under the Convertible Notes that we owe, comprised of $1,250,000 under the Initial Series A Note, $1,830,000 of unrestricted principal under the Additional Series A Note and $250,000 under the Series B Note.

Maturity Date

Unless earlier converted or redeemed, the Convertible Notes mature 8 months from the Closing Date.

Interest and Payment of Interest

The Initial Series A Note does not accrue interest unless an Event of Default, as defined in the Convertible Notes, occurs and is not cured. The Additional Series A Note and the Series B Note bear interest at a rate of 6% per annum, subject to an increase to 12% during the first 30 days following the occurrence and continuance of an Event of Default, as defined in the Convertible Notes, and to 18% thereafter. Interest on the Additional Series A Note and the Series B Note will be payable in arrears commencing on October 1, 2017 and on the first trading day of each calendar quarter thereafter and, so long as no Equity Conditions Failure, as defined in the Convertible Notes, exists, may be paid in shares of our common stock, at our option. Interest on the Convertible Notes is computed on the basis of a 360-day year and twelve 30-day months.

Conversion of the Convertible Notes

The Investor may, at any time, convert the Initial Series A Note and the Series B Note into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations. The Investor may, at any time after no December Notes, February Notes, the Series B Note or the Initial Series A Note remain outstanding, elect to convert the Additional Series A Note into shares of the Company’s common stock at the Conversion Price, subject to certain beneficial ownership limitations. The Conversion Price is $4.00 under the Series A Notes and $3.00 under the Series B Note. The Conversion Price of the Convertible Notes is subject to proportionate adjustment for stock splits, dividends and combinations. The Company may, at any time during the term of the Convertible Notes, with the prior written consent of the Investor, reduce the then current Conversion Price of each of the Convertible Notes to any amount equal to or greater than the Floor Price and for any period of time deemed appropriate by the Board. The Floor Price means $4.00 for the Series A Notes. However, for the limited purpose of making interest payments in shares of common stock during the existence of a Price Failure or a Volume Failure, as defined in the Convertible Notes, the Floor Price of the Series A Notes may be adjusted to $0.50 to the extent the Company chooses to pay interest with shares of its common stock. The Floor Price means, for the Series B Note, (i) during the period commencing on the Closing Date through and including the Adjustment Date, $3.00 or (ii) from and after the Adjustment Date, $0.50. The Adjustment Date is defined as the period beginning on the Closing Date through and including October 5, 2017. The Company and the Investor may agree to reduce the Floor Price of the Convertible Notes.

The Investor also will have the right to convert the Convertible Notes into shares of our common stock at the Alternate Conversion Price, subject to certain beneficial ownership limitations. The Alternate Conversion Price is defined as the lowest of :

(1) (i) the Conversion Price of $4.00, and (ii) the Floor Price then in effect, for the Initial Series A Note;

(2) (i) the Conversion Price of $4.00, and (ii) the greater of (I) the Floor Price then in effect and (II) 85% of the quotient of (x) the sum of the volume weighted average price, or VWAP, of our common stock for each of the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (y) 5, for the Additional Series A Note; and

(3) (i) the Conversion Price of $3.00, and (ii) during the period commencing on the Closing Date through the Adjustment Date, the greater of (A) the Floor Price of $3.00 and (B) 85% of the lowest VWAP of any trading day during the twenty consecutive trading day period ending and including the applicable Alternate Conversion Date, and (iii) after the Adjustment Date, the greater of (I) the Floor Price of $0.50 and (II) 85% of the quotient of (x) the sum of the VWAP of our common stock for each of the five consecutive trading days ending and including the applicable Alternate Conversion Date, divided by (y) 5, for the Series B Note.

If and to the extent the Investor elects to convert (i) the Series A Notes and (ii) during the period commencing from the Closing Date through and including the Adjustment Date (the “Initial Period”), the Series B Note, the Investor will elect to convert (i) the Series A Notes and (ii) during the Initial Period, the Series B Note, at their respective applicable Conversion Prices ($4.00 per share for the Series A Notes and $3.00 per share for the Series B Note, which are the same as the respective Alternate Conversion Prices of the Series A Notes and, during the Initial Period, the Series B Note).

We expect that, if and to the extent the Investor elects to convert the Series B Note after the Adjustment Date, the Investor will elect to convert the Series B Note at the applicable Alternate Conversion Price if 85% of the preceding 5-trading-day average VWAP of our common stock is less than the Conversion Price ($3.00 per share for the Series B Note) unless the Company has, with the consent of the Investor, reduced the Conversion Price to a price lower than the applicable Alternate Conversion Price, whereas we expect that the Investor will convert the Series B Note after the Adjustment Date at the Conversion Price if 85% of the preceding 5-trading-day average VWAP of our common stock is equal to or greater than the Conversion Price. Accordingly, in the case of voluntary conversion of the Series B Note by the Investor, in effect, the Conversion Price serves as the ceiling price and the applicable Alternate Conversion Price serves as the floor price at which the Series B Note will be converted after the Adjustment Date.

If the Equity Conditions, as defined in the Convertible Notes, are satisfied, we may require the Investor to convert all or any part of the Convertible Notes, up to the Maximum Mandatory Share Amount and the Maximum Mandatory Conversion Amount (each, a “Mandatory Conversion”). If on the fifth trading day immediately following a Mandatory Conversion Date and on each fifth trading day thereafter through and including the fifteenth trading day immediately following such Mandatory Conversion Date (each, a “True-Up Date”), the True-Up Price is less than the applicable Mandatory Conversion Price, we must deliver to the Investor an additional number of shares of our common stock equal to the difference between the number of shares of our common stock delivered to the Investor as a result of the Mandatory Conversion and the number of shares determined by dividing the principal, interest and late charges converted by the True-Up Price. The “True-Up Price” is defined as 85% of the lowest VWAP of our common stock on the trading day with the lowest VWAP during the 15 consecutive trading days following the Mandatory Conversion.

“Mandatory Conversion Date” means the third trading day following our delivery of a Mandatory Conversion Notice.

“Mandatory Conversion Price” means, with respect to any Mandatory Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Mandatory Conversion Date, and (ii) 80% of the sum of (A) the VWAP of our common stock for each of the 3 trading days with the lowest VWAP of our common stock during the 20 consecutive trading day period ending on and including the trading day immediately prior to the applicable Mandatory Conversion Date divided by (B) 3.

“Maximum Mandatory Share Amount” with respect to any Mandatory Conversion Date means 100% of the quotient of (x) the sum of the composite aggregate daily share trading volume of our common stock for each trading day during the 5 trading day period ending and including the trading day immediately prior to the applicable Mandatory Conversion Notice Date, divided by (y) 5.

“Maximum Mandatory Conversion Amount” with respect to any Mandatory Conversion Date means the difference of (x) $500,000 less (y) the sum of each Conversion Amount converted under the applicable Convertible Note during the 5 trading day period ending and including the applicable Mandatory Conversion Date.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the Convertible Notes may not be converted and shares of our common stock may not be issued under the Convertible Notes if, after giving effect to the conversion or issuance, the applicable holder of a Convertible Note together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to us.

Redemption of the Notes

If there has been no Equity Conditions Failure and,

as to the Series B Note, there are no December Notes or February Notes outstanding;

as to the Initial Series A Note, the Series B Note is not outstanding and there are no December Notes or February Notes outstanding; and

as to the Additional Series A Note, neither the Initial Series A Note nor the Series B Note is outstanding and there are no December Notes or February Notes outstanding;

the Company has the right to redeem all, but not less than all, of the amounts remaining unpaid under the Convertible Notes. The redemption right permits the Company to redeem all of the Conversion Amount then remaining under a Convertible Note in cash at a price equal to 115% of the Conversion Amount being redeemed. Additionally, any Restricted Principal may be offset and reduced on a dollar for dollar basis by the surrender for cancellation of the portion of the August 2017 Investor Note equal to the amount of Restricted Principal included in the Company’s redemption under the Additional Series A Note. Restricted Principal is defined in the Additional Series A Note as $8,800,000, subject to reduction as provided in the Additional Series A Note, such as by Investor prepayments or Investor offset rights under the August 2017 Investor Note.

In the event of a Change of Control or an Event of Default, each as defined in the Convertible Notes, the Investor may require the Company to redeem the Convertible Notes in cash at the Change of Control Redemption Price or the Event of Default Redemption Price, as defined in the Convertible Notes.

Events of Default

The Convertible Notes contain standard and customary Events of Default including but not limited to: (i) failure to register the Company’s common stock within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement; (ii) failure to maintain the listing of the Company’s common stock; (iii) failure to make payments when due under the Convertible Notes; (iv) breaches of covenants and (v) bankruptcy or insolvency.

Following an Event of Default, the Investor may require the Company to redeem all or any portion of the Convertible Notes. The redemption amount may be paid in cash or with shares of the Company’s common stock, at the election of the Investor, at a price equal to the Event of Default Redemption Price.

The Company must immediately redeem the Convertible Notes in cash upon the occurrence of a Bankruptcy Event of Default, as defined in the Convertible Notes.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium (defined as 125%) and (ii) the product of (X) the Conversion Rate (defined as the Conversion Amount divided by the Conversion Price) with respect to the Conversion Amount in effect at such time as the holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest closing sale price of our common stock on any trading day during the period commencing on the date immediately preceding the Event of Default and ending on the date the Company makes the entire payment required to be made under the Convertible Notes.

In addition, following an Event of Default, the holder of the Convertible Notes will have the right to convert the Convertible Notes at the “Alternate Conversion Event of Default Price” which means, with respect to any Alternate Conversion, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 75% of the lowest VWAP for each of the 30 consecutive trading days ending and including the trading day of delivery or deemed delivery of the applicable Conversion Notice.

Fundamental Transactions

The Convertible Notes prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, as defined in the Convertible Notes, assumes in writing all of the Company’s obligations under the Convertible Notes. The transactions contemplated by the MoviePass Securities Purchase Agreement (as in effect as of the Subscription Date) will not be deemed to be, either individually or in the aggregate, a Fundamental Transaction.

New Debt

With the exception of Permitted Indebtedness, as defined in the Convertible Notes, the Company agrees that for a period of 90 days following payment in full of the Convertible Notes, it will not incur any other debt.

Tax Effect of Original Issue Discount on the Investor

The holder of a debt instrument that is issued with an original issue discount, or OID, must include part of the OID in gross income in each taxable year that the debt instrument is held, even though the OID is not paid until maturity. The discount is additional taxable interest to the holder. However, OID rules do not apply to short term obligations with a term of one year or less.

August 2017 Investor Note

The August 2017 Investor Note will be payable in full by the Investor on April 16, 2018, which is eight months from the Closing Date. As noted above, the Investor’s obligation to pay the August 2017 Investor Note is secured by $8,800,000, in the aggregate, in cash, cash equivalents, any G10 currency and any notes or other securities issued by any G10 country belonging to the Investor and provides for full recourse against the Investor. The Company will receive a payment of principal and interest upon each voluntary or mandatory prepayment of the August 2017 Investor Note. On or after August 31, 2017 (or earlier if the Company permits), the Investor may, at its option and at any time, voluntarily prepay the August 2017 Investor Note, in whole or in part. The August 2017 Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of Convertible Notes – At any time (i) if we receive a conversion notice from the Investor in which all, or any part of the Convertible Notes to be converted included any Restricted Principal and (ii) the Investor receives a confirmation from our transfer agent that it has been irrevocably instructed by us to deliver to the Investor the shares of our common stock to be issued pursuant to the conversion notice.

(2) Mandatory Prepayment upon Mandatory Prepayment Notices – We may require the Investor to prepay the August 2017 Investor Note by delivering a mandatory prepayment notice to the Investor, subject to (i) the satisfaction of the Equity Conditions, and (ii) the Investor’s receipt of a valid written notice by us electing to effect a mandatory conversion of Restricted Principal not in excess of the Maximum Mandatory Share Amount or the Maximum Mandatory Conversion Amount (each as defined above).

The August 2017 Investor Note also contains certain optional offset rights in favor of us and the Investor which, if exercised, would reduce the amount outstanding under the Convertible Notes and the August 2017 Investor Note by the same amount and, accordingly, the cash proceeds we receive from the Investor pursuant to the Note Financing. These offset rights are triggered by specific occurrences that could jeopardize the Investor’s investment and include the following:

Investor Optional Offset – The Investor may, on or after September 30, 2017, if an Equity Conditions Failure exists, satisfy any principal and related accrued and unpaid interest owed under the August 2017 Investor Note in full by cancelling an equal amount of principal amount under the Additional Series A Note.

Event of Default and Bankruptcy Event of Default Offsets – The Investor may, at any time on or after the occurrence of any Event of Default under the Additional Series A Note, but prior to the date of cure thereof, at its sole discretion, satisfy all, or any part, of any principal and related accrued and unpaid interest owed under the August 2017 Investor Note in full by cancelling an equal amount of principal under the Additional Series A Note. Furthermore, in the event of a Bankruptcy Event of Default, as defined in the Convertible Notes, all of the principal and related accrued and unpaid interest of the August 2017 Investor Note will be automatically satisfied in full by the deemed automatic surrender and concurrent cancellation of the outstanding obligations under the Additional Series A Note equal to the portion of principal being satisfied.

Automatic Offset Upon Prohibited Transfers of the Additional Series A Note – If for any reason the Additional Series A Note or any interest therein is pledged, assigned or transferred to any person other than the Company without the prior written consent of the Investor, including by contract, operation of law, court order or otherwise, then, (i) all of the outstanding principal of the August 2017 Investor Note will be automatically deemed satisfied in full, (ii) 75% of the remaining Restricted Principal will be automatically cancelled (with the remaining 25% of the Restricted Principal of the Additional Series A Note automatically becoming unrestricted principal thereunder), and (iii) the August 2017 Investor Note will be deemed to be paid in full and will be null and void.

Upon any of the foregoing offsets, any accrued and unpaid interest under the August 2017 Investor Note will be automatically cancelled with respect to the portion of the principal of the August 2017 Investor Note being offset.

The August 2017 Investor Note also includes an offset right in favor of the Company. The Company, if it so chooses, is entitled to reduce the principal amount of the August 2017 Investor Note, and any accrued but unpaid interest, by any cash amount then due and payable by the Company to the Investor under the Additional Series A Note. This offset right allows the Company to satisfy any redemption amount or any other cash obligations then due and payable under the Additional Series A Note.

The Investor Warrant

In addition to the Convertible Notes, we issued a 5-year Warrant to the Investor on the Closing Date for the purchase of 1,892,972 shares of our common stock (the “Investor Warrant Shares”), at an exercise price of $3.25 per share, subject to adjustment as provided in the Investor Warrant. If, after the six-month anniversary of the issuance date of the Investor Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Investor Warrant Shares by the Investor, then the Investor Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Investor Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Investor Warrant), would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of the Investor Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to us.

On or after the Subscription Date, if we issue or sell common stock, or convertible securities or options issuable or exchangeable into our common stock (a “New Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Investor Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Investor Warrant. Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Investor Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if we sell Variable Price Securities (as defined in the Investor Warrant) after the Subscription Date, the Investor will have a right to substitute the Variable Price (as defined in the Investor Warrant) for the exercise price under the Investor Warrant.

Security and Pledge Agreements and Guaranty

On the Closing Date, the Company and its wholly-owned subsidiaries, Zone Technologies, Inc. (“Zone”) and HMNY Zone Loan LLC, each entered into a Security and Pledge Agreement in favor of the Investor as Collateral Agent. Pursuant to the Security and Pledge Agreement, the Convertible Notes are secured by a perfected first priority security interest in all of the assets of the Company, Zone and HMNY Zone Loan LLC, subject to Permitted Liens, as defined in the Convertible Notes.

Zone and HMNY Zone Loan LLC also provided a Guaranty to the Investor as Collateral Agent whereby they guarantee the punctual payment of all obligations that accrue after the commencement of any insolvency proceeding of the Company, whether or not the payment of such obligations are enforceable or allowable in the insolvency proceeding, and all fees, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Note Financing documents, and agree to pay any and all costs and expenses (including counsel fees and expenses) incurred by the Collateral Agent in enforcing any rights under the Guaranty or any other Note Financing document.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement, we are required to register for resale the shares of common stock that are issuable upon conversion of the Convertible Notes or upon exercise of the Investor Warrant, additional shares that could be used as payment of monthly interest plus an additional number of shares so that the total number of shares of common stock registered equals 125% of (i) the sum of the maximum number of shares issuable upon conversion of the Convertible Notes and (ii) the sum of the maximum number of shares issuable upon exercise of the Investor Warrant. The Registration Rights Agreement requires us to file the registration statement within 30 days after the Closing Date and to have the registration statement declared effective 90 days after the Closing Date (or 120 days after the Closing Date if the registration statement is subject to review by the SEC).

The Registration Rights Agreement provides for the payment of liquidated damages of 1.5% of the product of (x) the number of shares of common stock required by the Registration Rights Agreement to be included in the registration statement and (y) the Closing Sale Price, as defined in the Registration Rights Agreement, as of the trading day immediately prior to the date a Registration Delay Payment, defined as the failure to file the registration statement in the time required, the failure to have the registration statement declared effective in the time required, the failure to maintain the effectiveness of the registration statement or the failure to keep current public information in the marketplace.

We are required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the Investor may sell all of the common stock issuable pursuant thereto without restriction pursuant to Rule 144 or (ii) the date on which all of the common stock covered by the registration statement shall have been sold.

Voting and Lockup Agreements

As a condition to closing the Note Financing, Theodore Farnsworth, our Chief Executive Officer and Chairman of the Board, and Helios & Matheson Information Technology Ltd. (“HMIT”), of which Muralikrishna Gadiyaram, one of our directors and a consultant of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc. (collectively, the “Principal Stockholders”) who, as of the record date, collectively own approximately 39.4% of our issued and outstanding common stock, executed Voting and Lockup Agreements with the Company. Pursuant to the Voting and Lockup Agreements, the Principal Stockholders agree to vote in favor of our issuance of shares of common stock upon conversion or exercise or otherwise pursuant to the terms of the Convertible Notes and the Investor Warrant, to the extent required by Nasdaq Listing Rule 5635(d). The Voting and Lockup Agreements also require that, for a period beginning on the Closing Date and ending on the date when all of the principal outstanding under the Convertible Notes issued to the Investor consists of Restricted Principal thereunder, the Principal Stockholders will not (i) dispose of or agree to dispose of, directly or indirectly, any securities of the Company, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company owned directly by the Principal Stockholders (including holding as a custodian) or (iii) permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on the Principal Stockholders’ voting rights, charge or other encumbrance of any nature with respect to the Principal Stockholders’ securities in the Company or (iv) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Principal Stockholders’ securities in the Company or (v) directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing. However, 170,000 shares of the shares owned by HMIT will not be subject to the restriction on transfer under its Voting and Lockup Agreement commencing as of the second day after the Company obtains stockholder approval of the Note Financing.

Placement Agent Warrant

As partial payment for its placement agent services, Palladium Capital Advisors LLC (“Palladium”) will receive 5-year warrants (the “Placement Agent Warrants”) for the purchase of 8% of the number of shares of the Company’s common stock into which the unrestricted principal of the Convertible Notes becomes convertible (the “Palladium Warrant Shares”), as and when applicable, at an exercise price equal to the greater of (i) the Conversion Price as applicable and (ii) the consolidated closing bid price of Company’s common stock on The Nasdaq Capital Market on the date Palladium becomes entitled to the warrant, without regard to any increase in shares issuable under a ratchet, “true up” or similar provision of the Convertible Notes. The Placement Agent Warrants cannot be exercised for a period of 6 months from the applicable date of issuance. If, after the first anniversary of the applicable issuance date of each Placement Agent Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Palladium Warrant Shares by Palladium, then the Placement Agent Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Placement Agent Warrants may not be exercised if, after giving effect to the exercise Palladium, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Palladium Warrant Shares. Upon not less than 61 days’ prior notice to us, Palladium may increase or decrease the ownership limitation to an amount not exceeding 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Palladium Warrant Shares.

Palladium will also receive 8% of the gross cash proceeds actually received by us pursuant to payments by the Investor under the Convertible Notes and the Investor Warrant.

Vote and Recommendation

The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Our Board recommends a vote “FOR” the approval of the Note Financing Proposal to approve, to the extent required by the NASDAQ 20% Rule, the issuance of shares of our common stock upon conversion or exercise or otherwise pursuant to the terms of the Convertible Notes and the investor warrant.

PROPOSAL 5

To the extent required by Nasdaq Listing Rule 5635(c), to approve the issuance of equity compensation to certain OFFICERS AND DIRECTORS

(the Equity Compensation Proposal)

Why we are seeking stockholder approval.

To the extent that Nasdaq Listing Rule 5635(c) requires us to obtain stockholder approval prior to the issuance, in an equity compensation arrangement, of shares of our common stock to officers and directors, we are asking our stockholders to approve the grants made to the officers and directors described below.

On January 19, 2017, the Compensation Committee approved, and on January 20, 2017 the Board approved, individual employee benefit plans (the “Executive Plans”) for Theodore Farnsworth, Pat Krishnan and Muralikrishna Gadiyaram (the “Executives”). Pursuant to the Executive Plans, we will issue 250,000 unregistered shares of our common stock to each of the Executives as a bonus for exceptional services provided in connection with the merger transaction with Zone.

Information about the Executive Plans.

Other than the Executives, there are no other executive officers or directors that will participate in the Executive Plans and we currently have no plans to issue comparable awards to other of our executive officers, non-executive directors or non-executive officer employees. Each of the Executive Plans includes the following:

●

A grant of 250,000 shares of our common stock (the “Award Shares”) to each Executive, which grant was subject to (i) approval by Nasdaq of a listing of additional shares form, which form was submitted to Nasdaq on January 24, 2017 and approved on January 31, 2017 and (ii) approval by our stockholders;

●

A lock-up provision preventing the sale or transfer of the Award Shares for a period of 24 months from the date that stockholder approval is obtained subject to exceptions for (i) the transfer of Award Shares as a bona fide gift, by will or intestate succession or to a trust for the benefit of the Executive and his immediate family and (ii) the transfer of Award Shares to us or any deemed disposition or deemed sale with respect to the Award Shares in connection with the full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon receipt by the Executive of the Award Shares; and

●

A “market standoff” provision pursuant to which the Executive agrees that, following the execution of a definitive underwriting or placement agency agreement with respect to a registered offering of our securities, the Executive will not sell or otherwise transfer any Award Shares or other securities of the Company during any period, not to exceed 180 days, requested by the underwriter or placement agent and agreed to in writing by us.

Executive Plan Benefits
Name and title of individual	Number of shares granted

Theodore Farnsworth, Chief Executive Officer and Chairman of the Board	250,000
Muralikrishna Gadiyaram, Director, Consultant	250,000
Pat Krishnan, Chief Innovation Officer	250,000

Also, at meetings held on August 10, 2017, the Compensation Committee and the Board approved grants of 500,000 shares of our common stock to each of Theodore Farnsworth, our Chief Executive Officer and a director, and Muralikrishna Gadiyaram, a director and a consultant to the Company, based on the efforts provided by these individuals in assisting us with our pending acquisition of a majority stake in MoviePass. All of the shares of common stock to be issued will be restricted securities for the purposes of Rule 144, which means that the shares must be held for a period of at least 6 months before they can be traded.

Total shares to be issued to officers and directors upon approval of the Equity Compensation Proposal

The following table illustrates the aggregate number of shares of our common stock to be issued to our officers and directors, assuming stockholder approval of the Equity Compensation Proposal.

Name and title of individual	Number of shares granted

Theodore Farnsworth, Chief Executive Officer and Chairman of the Board	750,000
Muralikrishna Gadiyaram, Director, Consultant	750,000
Pat Krishnan, Chief Innovation Officer	250,000

500,000 of the shares to be issued to each of Theodore Farnsworth and Muralikrishna Gadiyaram will not vest until the MoviePass transaction closes and those shares will be subject to a lock-up agreement for a period of 18 months from the date the MoviePass transaction closes.

For additional information about the Company’s equity compensation plans, please see the discussion titled “Executive Compensation” at page 16 of this proxy statement.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval from our stockholders of the Equity Compensation Proposal, we will not be able to issue the shares of common stock to the officers and directors because the 2014 Equity Incentive Plan does not have sufficient shares reserved to cover these grants. This could adversely affect our ability to recruit and retain talented individuals who are willing to provide their services for cash compensation that is lower than what they could command in the market so long as they also have a stake in the Company. If we were required to pay compensation at market rates in cash, the rate at which we use cash on a monthly basis could increase significantly while, if we take steps to try to conserve cash such as by decreasing the number of employees, it could take substantially longer to accomplish our goals.

Potential Effects of the Equity Compensation Proposal if Stockholder Approval is Obtained

Like the shares of common stock that would be issued if the Note Financing Proposal is approved, the issuance of the 1,750,000 shares of common stock which are the subject of this Equity Compensation Proposal will cause dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our common stock. In addition to the foregoing, the increase in the number of shares of common stock issued in connection with the Equity Compensation Proposal may have an incidental anti-takeover effect.

Vote and Recommendation

The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

Our Board recommends a vote “FOR” the approval of the Equity Compensation Proposal to approve, to the extent required by the NASDAQ 20% Rule, the issuance of shares of our common stock as equity compensation to the officers and directors discussed above.

PROPOSAL 6

ADJOURNMENT

(the Adjournment Proposal)

The Board believes that if the number of shares of our voting stock present in person or represented by proxy at the Annual Meeting and voting in favor of the Note Financing Proposal and the Equity Compensation Proposal is insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board to continue, for up to 30 days, to seek to obtain a sufficient number of additional votes to approve the Note Financing Proposal and the Equity Compensation Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting for up to 30 days, to use the additional time to solicit additional proxies in favor of the Note Financing Proposal and the Equity Compensation Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that the votes cast against exceed the votes cast for the Note Financing Proposal or the Equity Compensation Proposal, we could adjourn or postpone the Annual Meeting without a vote on either proposal and use the additional time to solicit the holders of those shares to change their vote in favor of these proposals.

Vote required to pass the Adjournment Proposal.

The affirmative vote of the holders of a majority of the common stock entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal at a meeting of stockholders at which a quorum is present, will be required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

Other than as disclosed below, during our last two fiscal years through the October 2, 2017, there has not been any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($87,238) and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Adoption of Executive Plans

Please see the discussion of the Executive Plans included in the Equity Compensation Proposal at page 16 of this proxy statement.

Transactions with HMIT and its Subsidiaries

In September 2010 the Company entered into an amendment of a Memorandum of Understanding (the “MOU”) with its former parent, HMIT, which was subsequently amended on August 2013. Pursuant to the MOU, HMIT agreed to make available to the Company facilities of dedicated Off-shore Development Centers (“ODCs”) and also render services by way of support in technology, client engagement, management and operating the ODCs for the Company. The Company furnished HMIT with a security deposit of $2 million to cover any expenses, claims or damages that HMIT may have incurred while discharging its obligations under the MOU and also to cover the Company’s payable to HMIT. The amount payable to HMIT for services rendered under the MOU was $0 and $0 for the twelve months ended December 31, 2015 and 2016, respectively. All payments to HMIT under the MOU were to be made after collections were received from clients. No amount was paid to HMIT for services rendered under the MOU for the twelve months ended December 31, 2015 and 2016, respectively. As of December 31, 2015, the Company had a receivable from HMIT in the amount of $182,626 which represents amounts paid on behalf of HMIT, for which the Company fully reserved.

In August 2014, the Company entered into a Professional Service Agreement with HMIT (the “PSA”), which documented ongoing services provided by HMIT from February 24, 2014. Pursuant to the PSA, HMIT hired employees in India and provided infrastructure services for those employees to facilitate the operations of those of the Company’s clients who needed offshore support for their businesses. For the services the Company paid the costs incurred by HMIT for the employees it hired to provide the services and a fixed fee for infrastructure support. Beginning October 2014, all employees were transferred to the payroll of the Company’s subsidiary, Helios and Matheson Global Services Pvt. Ltd., and HMIT was paid only for the infrastructure support it provided until August 2015. Beginning September 2015, Helios and Matheson Global Services Pvt. Ltd. leased an office and took over infrastructure support from HMIT. For the twelve months ended December 31, 2015 and 2016 the Company’s revenue from services provided with offshore support of HMIT was approximately $2.3 million and $1.1 million, respectively. The amount paid to HMIT for services rendered, including prepayment of certain expenses, under the PSA for the twelve months ended December 31, 2015 and 2016 was approximately $224,000 and $0, respectively.

HMIT ceased providing services under the MOU and PSA during the third quarter of 2015. The Company ensured continued uninterrupted services to its clients by taking on infrastructure costs relating to the lease and employees.

The Company determined to provide for a reserve in its September 30, 2015 and December 31, 2015 financial statements in the amount of $2.3 million (the “Reserve Amount”) due to an uncertainty relating to the ability of HMIT to (i) return the security deposit held by HMIT in connection with the MOU and (ii) pay approximately $344,000 in reimbursable expenses and advances pursuant to the PSA.

On January 21, 2016, HMIT became subject to a liquidation order by an Indian court resulting from creditors’ claims against HMIT. On February 15, 2016, the High Court of Judicature at Madras (Civil Appellate Jurisdiction) issued an order of interim stay of the liquidation order. HMIT continues to await a decision from the High Court of Judicature relating to this matter. If HMIT becomes subject to liquidation, the Company would likely not be able to collect the full Reserve Amount.

Jayamaruthi Software Systems Pvt. Ltd. (Subsidiary of HMIT)

The Company obtained certain services from the HMIT subsidiary, Jayamaruthi Software Systems Pvt. Ltd., under the PSA. The amount payable for the services rendered during the 2015 year was approximately $20,000. The amount paid during the 2015 year was approximately $16,000. The amount payable at the end of the 2015 year was approximately $4,000. We had no transactions with Jayamaruthi during 2016.

Maruthi Consulting Inc. (Subsidiary of HMIT)

The Company provided consulting services to Maruthi Consulting Inc., a subsidiary of HMIT. As of January 1, 2015, we had a receivable due from Maruthi in the amount of $75,338 and during 2015 we billed an additional $223,454 to Maruthi for services rendered. We provided no services to Maruthi during the year ended December 31, 2016. During 2015, we received $237,318 in payments from Maruthi. Therefore, the amounts receivable on December 31, 2016 and 2015 were approximately $61,474 and $61,474, respectively.

The Company also procured services from Maruthi during 2015. The amount payable for the services procured during 2015 was $23,000. We paid $21,000 to Maruthi during 2015 and $2,000 during 2016.

Helios and Matheson IT (Bangalore) Ltd. (Subsidiary of HMIT)

During the year ended December 31, 2016, the Company’s Indian subsidiary obtained professional services from Helios and Matheson IT (Bangalore) Ltd. which is a subsidiary of HMIT. An amount of $236,274 has been included in the Company’s operating expenses during the year ended December 31, 2016.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting of Stockholders must be received by us no later than June 5, 2018, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Secretary at Helios and Matheson Analytics Inc., Empire State Building, 350 5th Avenue, Suite 7520, New York, NY 10118, Attn: Secretary.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for next year’s annual meeting.

OTHER MATTERS

The Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the common stock they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

New York, New York

October 3, 2017

ANNEX A

HELIOS AND MATHESON ANALYTICS INC.

IMPORTANT ANNUAL AND SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.investorvote.com/HMNY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual and Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors Recommends You Vote For the Director Nominees and For Proposals 2, 3, 4, 5 and 6.

1. Election of Directors: 01 - Theodore Farnsworth 02 - Muralikrishna Gadiyaram 03 - Prathap Singh 04 - Carl J. Schramm 05 - Gavriel Ralbag

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as the name appears on this card. When shares are held by two or more persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 JNT

1UPX 3471971

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — HELIOS AND MATHESON ANALYTICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Theodore Farnsworth and Stuart Benson and each of them, as proxies and attorneys-in-fact for the undersigned, with full power to act without the other and with full power of substitution, and hereby authorizes them to act for the undersigned and to vote, as designated below, all the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the Annual and Special Meeting of Stockholders of the Company to be held on October 27, 2017 at 10:00 a.m. local time at Empire State Building, 350 5th Avenue, 67th Floor, Suite 6710, Conference Room A, New York, New York 10118 and at any and all adjournments or postponements thereof, in accordance with the directions that follow with respect to the following matters (and with discretionary authority as to any and all other).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN AND RETURN THIS PROXY WITHOUT GIVING ANY INSTRUCTION, THIS PROXY WILL BE VOTED FOR ALL OF THE SIX PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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